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                                                                     EXHIBIT 2.2

                             CERTIFICATE OF MERGER
                               FOR THE MERGER OF
                            TRANSITORY CORPORATION
                                 WITH AND INTO
                        NARRATIVE COMMUNICATIONS CORP.


                _______________________________________________

                        PURSUANT TO SECTION 251 OF THE
                       DELAWARE GENERAL CORPORATION LAW
                _______________________________________________


     Narrative Communications Corp., a Delaware corporation ("NARRATIVE"), does hereby certify to the following facts relating to the merger (the "MERGER") of Transitory Corporation, a Delaware corporation ("TRANSITORY"), with and into Narrative, with Narrative to be the surviving corporation of the Merger (the "SURVIVING CORPORATION"):


FIRST: Narrative and Transitory are each a corporation incorporated pursuant to the laws of the State of Delaware. Narrative and Transitory are the constituent corporations in the Merger.

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by Narrative and by Transitory in accordance with the provisions of subsections (b) and (c) of Section 251 of the Delaware General Corporation Law ("DGCL").

THIRD:    The Surviving Corporation will be Narrative Communications Corp.

FOURTH: Upon the effectiveness of the Merger, the certificate of incorporation of Narrative shall be amended to read in its entirety as set forth in Exhibit A attached hereto.
          ---------

FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of Narrative, the Surviving Corporation, at 1601 Trapelo Road, Waltham, MA 02451.

SIXTH: A copy of the executed Agreement and Plan of Merger will be furnished by Narrative, the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation of the Merger.
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     IN WITNESS WHEREOF, Narrative has caused this Certificate to be executed by its duly authorized President as of December 30, 1998.


                                        NARRATIVE
                                        COMMUNICATIONS CORP.,
                                        a Delaware corporation


                                        By:    /s/ Scott Kliger
                                               ---------------------------

                                        Name:  Scott Kliger

                                        Title: President



                   [SIGNATURE PAGE TO CERTIFICATE OF MERGER]

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